UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2009

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50550	20-0178991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 3960-6506

____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 21, 2009, ChinaCast Education Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Thriving Blue Limited, a British Virgin Islands company that is 100% owned by Ron Chan Tze Ngon, the Company’s Chairman and Chief Executive Officer (“Thriving Blue”), pursuant to which Ron Chan Tze Ngon, Michael Santos, the Company’s President, International and Antonio Sena, the Company’s Chief Financial Officer agreed to purchase, through Thriving Blue, 692,520 shares of the Company’s common stock (the “Shares”) for a purchase price of US$7.22 per share or an aggregate purchase price of US$4,999,994.40.  The sale of the Shares to Thriving Blue is expected to be consummated on or about January 4, 2010.  A copy of the Subscription Agreement is filed herewith as Exhibit 10.1.  The description of the Subscription Agreement contained in this Current Report on the Form 8-K is qualified in its entirety by referenced to Exhibit 10.1

Item 8.01 Other Events

On December 23, 2009, the Company issued a press release announcing the entry into the Subscription Agreement.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Subscription Agreement dated December 21, 2009 between the Company and Thriving Blue Limited

99.1	Press Release dated December 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2009	CHINACAST EDUCATION CORPORATION

	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Subscription Agreement dated December 21, 2009 between the Company and Thriving Blue Limited

99.1	Press Release dated December 23, 2009.